EXHIBIT 99.1

                           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS. The undersigned hereby appoints Messrs.
                           Robert D. Lawrence, Gary A. Podesto and Michael K.
                           Repetto as proxies with full power of substitution,
                           to represent, vote and act with respect to all shares
                           of common stock of Service 1st Bank (the "Bank")
            PROXY          which the undersigned would be entitled to vote at
                           the annual meeting of shareholders to be held on May
      SERVICE 1ST BANK     29, 2003, at 6:00 p.m., at Service 1st Bank's Tracy
                           office, 60 West 10th Street, Tracy, California, or any postponements or adjournments of the annual meeting, with all the powers the undersigned would possess if personally present, including authority to cumulate votes represented by the shares covered by this proxy in the election of directors, as follows:

1.       Election of the twelve (12) persons named below as directors.
         John O. Brooks           Frances C. Mizuno        Michael K. Repetto
         Eugene C. Gini           Richard R. Paulsen       Anthony F. Souza
         Bryan R. Hyzdu           Gary A. Podesto          Albert Van Veldhuizen
         Robert D. Lawrence       Toni Marie Raymus        Donald L. Walters

            [ ]  FOR ALL NOMINEES LISTED ABOVE    [ ]  WITHHOLD AUTHORITY
                 (except as marked to the              (to vote for all nominees
                 contrary below)                       listed above)

(INSTRUCTION:     To withhold authority to vote for any individual nominee or nominees write the nominee name or names on the space provided)

                  --------------------------------------------------------------

2. To consider and vote on a proposal to approve a plan of reorganization and merger agreement, dated as of March 11, 2003, among Service 1st Bank, Service 1st Bancorp, a newly formed bank holding company, and Service 1st Merger Corporation, a wholly-owned subsidiary of Service 1st Bancorp, and the merger of Service 1st Merger Corporation into Service 1st Bank with Service 1st Bank surviving the merger to become a wholly-owned subsidiary of Service 1st Bancorp.

              [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. Ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as Service 1st Bank's independent public accountants for the year 2003.

              [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any and all postponements or adjournments of the annual meeting.

                           PLEASE SIGN AND DATE BELOW

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL THE DIRECTORS NOMINATED AND NAMED IN THE PROXY STATEMENT-PROSPECTUS, "FOR" APPROVAL OF A PLAN OF REORGANIZATION AND MERGER AGREEMENT, DATED AS OF MARCH 11, 2003, AMONG SERVICE 1ST BANK, SERVICE 1ST BANCORP, A NEWLY FORMED BANK HOLDING COMPANY, AND SERVICE 1ST MERGER CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF SERVICE 1ST BANCORP, AND THE MERGER OF SERVICE 1ST MERGER CORPORATION INTO SERVICE 1ST BANK WITH SERVICE 1ST BANK SURVIVING THE MERGER TO BECOME A WHOLLY-OWNED SUBSIDIARY OF SERVICE 1ST BANCORP, AND "FOR" RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & CO., LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 2003. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS OF THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

     [ ]  I DO EXPECT TO ATTEND THE         [ ]  I DO NOT EXPECT TO ATTEND THE
          MEETING                                MEETING

     ___________________________________     ___________________________________
           (Number of Shares)                           (Date)

     ___________________________________     ___________________________________
          (Please Print Your Name)               (Signature of Shareholder)

     ___________________________________     ___________________________________
          (Please Print Your Name)               (Signature of Shareholder)


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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.
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